Exhibit 10.3

CONSULTING AGREEMENT

This CONSULTING AGREEMENT (this “Agreement”) is entered into as of July 7, 2014 by and between RestorGenex Corporation (the “Company”), a Nevada corporation, with its principal office at 1800 Century Park East, 6th Floor, Los Angeles, CA 90067, and Jerold Rubinstein (collectively with the Company, the “Parties”, and each individually, a “Party”), with reference to the following facts:

WHEREAS, upon the terms and subject to the conditions of this Agreement, the Company desires to engage the Consultant to provide consulting services to the Company, and the Consultant desires to render such services.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, the Company and Consultant agree as follows:

1.                                      Engagement of Consultant.  The Company hereby engages Consultant to be a special advisor to its board of directors as set forth herein, and Consultant hereby accepts such engagement.

2.                                      Services. The Parties understand that Consultant is not a registered broker dealer, nor a member of a registered broker dealer. At Company’s request, Consultant’s services may include but not be limited to the following:

(a) Consulting the board of directors and management on financial and accounting issues; and

(b) Assisting in identifying and introducing the company to third parties in connection with potential strategic relationships.

3.                                      Term. The term of this agreement is twelve (12) months.

4.                                      Compensation. Consultant shall receive fifty thousand dollars ($50,000), to be paid in equal installments on a quarterly basis over the Term.

5.                                      Miscellaneous & Arbitration.

a.              No Violation of Other Agreements.  Each of the parties hereto represents and warrants that execution, delivery, or performance of this Agreement does not conflict with, or violate the terms of, any other agreement to which it is a party or by which it is bound.

b.              Independent Contractor: Limitation of Liability.  The Consultant is an independent contractor to the Company, and nothing herein shall be deemed to constitute the Consultant or his agents as an employee or agent of the Company.  Consultant is responsible for all reporting of any / all taxes in their jurisdiction that may be due for compensation paid for service rendered under this agreement.  Consultant has no power or authority to bind the Company, and shall not make any representation or statement that he has such power.

c.               Counterparts: Governing Law.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois.

d.              Arbitration.  All claims or disputes between the Company and Consultant arising out of or relating to this Agreement, or the breach thereof, except those claims that may not as a matter of law be subject to arbitration, shall be decided by final and binding arbitration in accordance with the American Arbitration Association.

e.               Indemnification of Company.  Contractor shall defend and indemnify Company against any and all liability or loss against all claims or actions based upon or arising out of injury to, or death of persons, or damage to or loss of property, caused by acts or neglect of Contractor, his or her employees or agents in connection with the performance of services under this Agreement.

f.                Confidentiality.  During and after the performance by Consultant of the services herein and the term of this Agreement, Consultant will not use or disclose or allow anyone else to use to disclose to any third party any “Confidential Information” (as defined below) relating to Company, its products, its research and development, its supplies or customers and the Services to be provided hereunder except as may be necessary in the performance of the Services or as may be authorized in writing in advance by an appropriate officer of Company.  “Confidential Information:” includes any trade secrets, confidential information, knowledge, data or other information of Company relating to products, process, know-how, designs, formulas, test data, customer lists, business plans, marketing pans and strategies, pricing strategies or other subject matter pertaining to any business of Company or any clients, customers, consultants, licensees or affiliates.  “Confidential Information” shall not include any information which is publicly available at the time of disclosure or subsequently becomes publicly available through no fault of Consultant.  All written information, drawings, documents and other materials prepared by Consultant in the performance of the Services hereunder shall be Company’s sole and exclusive property, and will be delivered to Company upon expiration or termination of this Agreement, together with all Confidential Information, if any, that may have been furnished to Consultant hereunder.

g.               Entire Agreement; Termination of Prior Agreements. This agreement is the sole and entire agreement between the parties pertaining to its subject matter and supersedes all prior agreements, representations and understandings of the parties regarding consulting services.

h.              Modification/Assignment. No modifications of this agreement shall be binding unless agree to in writing by Consultant and the Company. This agreement may not be assigned by Consultant without the prior written consent of the Company.

Consultant		Company

Signature:	/s/ Jerold Rubinstein	Signature:	/s/ Stephen M. Simes
Name: Jerold Rubinstein		Name: Stephen M. Simes, CEO